Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350,

As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of Valeant Pharmaceuticals International hereby certifies, to the best of such officer’s knowledge, that:

1. The Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant as of and for the periods presented in the Report.

/s/  Timothy C. Tyson
Timothy C. Tyson
President and Chief Executive Officer

Date: January 30, 2007

/s/  Bary G. Bailey
Bary G. Bailey
Executive Vice President and Chief Financial Officer

Date: January 30, 2007

A signed original of this written statement required by Section 906 has been provided to Valeant Pharmaceuticals International and will be furnished to the Securities and Exchange Commission or its staff upon request.